UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

KAISER GROUP HOLDINGS, INC.
(Successor issuer to Kaiser Group International, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway
Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 21, 2006, the Board of Directors of Kaiser Group Holdings, Inc. (the “Company”) declared a dividend of $6.00 per share (the “Dividend”) on the Company’s common stock, par value $0.01 per share.  The Dividend is payable on January 16, 2007 to stockholders of record at the close of business on January 2, 2007.  The Company will fund the Dividend payment with cash on hand.

The Company historically has not paid dividends on its common stock.  Any future determination to pay cash dividends other than the Dividend will be made at the discretion of the Board of Directors of the Company, which determines the Company’s dividend policy based on its results of operations, capital requirements and other factors that the Board of Directors deems relevant.  The Company may not pay cash dividends in addition to, or the amount of any future cash dividend may differ substantially from, the Dividend.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings Inc.
(Registrant)

/s/ Nicholas Burakow
Nicholas Burakow
Executive Vice President and Chief Financial Officer

Date: December 22, 2006